EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the Class A Common Stock of NextPlay Technologies, Inc. and further agree that this Agreement be included as an exhibit to such joint filing.

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

The undersigned, being duly authorized, hereby execute this Agreement this September 1, 2023.

/s/ Jwanwat Ahriyavraromp
Jwanwat Ahriyavraromp

/s/ Thippaporn Ahriyavraromp
Thippaporn Ahriyavraromp

/s/ Athid Nanthawaroon
Athid Nanthawaroon

/s/ Thanin Pornsiritivet
Thanin Pornsiritivet

TREE ROOTS ENTERTAINMENT GROUP COMPANY LIMITED

By:	/s/ Jwanwat Ahriyavraromp
Name:	Jwanwat Ahriyavraromp
Title:	Director

By:	/s/ Athid Nanthawaroon
Name:	Athid Nanthawaroon
Title:	Director